UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2007

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, the Compensation Committee of the Board of Directors (the "Committee") of RealNetworks, Inc. (the "Company") approved fiscal year 2007 compensation arrangements for Robert Glaser, its Chief Executive Officer.

Mr. Glaser will receive an annual salary of $460,000 effective April 5, 2007, increased from an annual salary of $400,000. The Committee also granted options to Mr. Glaser for the purchase of 500,000 shares of the Company's Common Stock with an exercise price of $7.69 per share, effective April 6, 2007. The options will be earned based on the achievement of certain 2007 performance targets. In the event the performance targets are 100% achieved on or before December 31, 2007, the options shall vest as to 25% of the shares on each of April 6, 2008, April 6, 2009, April 6, 2010 and April 6, 2011. In the event the performance targets are not achieved at a minimum level of 90% on or before December 31, 2007, none of the options will be earned and they will be forfeited and cancelled in their entirety as of February 1, 2008. In the event such performance targets are achieved at a minimum level of 90% but less than 100% on or before December 31, 2007, 250,000 of the options shall be forfeited and cancelled as of February 1, 2008, and the remaining 250,000 options shall vest as to 25% of the shares on each of April 6, 2008, April 6, 2009, April 6, 2010 and April 6, 2011. The options are subject to the Company's standard form of Non-Qualified Stock Option Terms and Conditions under the RealNetworks, Inc. 2005 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

April 11, 2007	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, General Counsel and Corp. Secretary